Exhibit 23.5
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
November 9, 2006
Carrizo Oil & Gas, Inc.
1000 Louisiana Street
Suite 1500
Houston, Texas 77002
Ladies and Gentlemen:
     We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion by reference of our “Appraisal Report as of December 31, 2005 on Certain Properties owned by Carrizo Oil & Gas, Inc.” (our Report) and information taken from our Report in Amendment No. 1 to the Registration Statement on Form S-1 (the Registration Statement) of Carrizo Oil & Gas, Inc., a Texas corporation (the Company), relating to the registration of shares of common stock of the Company, provided, however, that we were necessarily unable to verify the estimates from our Report, since these estimates were combined with those of other firms for other properties and reported in total. We also consent to the reference to DeGolyer and MacNaughton under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
Very truly yours,

DeGOLYER and MacNAUGHTON